Exhibit 99.1

LEXINGTON, Mass., July 27, 2021 /PRNewswire/ — Pulmatrix, Inc. (NASDAQ: PULM), a clinical-stage biopharmaceutical company developing innovative inhaled therapies to address serious pulmonary and non-pulmonary disease using its patented iSPERSE™ technology, today announced the appointment of Anand Varadan to its Board of Directors, effective July 26, 2021. Mr. Varadan brings expertise in commercialization and successful product launches. In addition, Mark Iwicki stepped down from his role on the Board of Directors effective July 23, 2021.

“We are delighted to welcome Anand to the Pulmatrix Board,” said Ted Raad, Chief Executive Officer of Pulmatrix. “Anand is a recognized leader in the biotech industry and his extensive experience in corporate strategy and commercialization will be invaluable to Pulamtrix’s future growth and success. I look forward to Anand’s guidance as we execute on our vision to bring iSPERSE enabled inhaled therapies to patients with a broad range of large market indications. I’d also like to thank Mark for his invaluable contributions to Pulmatrix during his time on the Board.”

Mr. Varadan currently serves as an Executive Vice President, Chief Commercial Officer at Chiasma (NYSE: CHMA), a clinical, late-stage biopharmaceutical company, where he leads commercial strategy and operations. Mr. Varadan previously served as Chiasma’s strategic advisors, and earlier as Chiasma’s Chief Commercial Officer. Before joining Chiasma, Mr. Varadan served as Executive Vice President, Chief Commercial Officer of Karyopharm Therapeutis, Inc., an oncology-focused pharmaceutical company, where he led a successful launch of Xpovio for multiple myeloma. Mr. Varadan also provides commercial and strategic consultancy services through his consulting firm, Ignition Insights, LLC. Earlier in his career, Mr. Varadan held management and commercial leadership roles at Amgen Inc., a biopharmaceutical company, in the U.S., E.U., and Canada including Vice President, Inflammation and Nephrology Business Unit. Prior to Amgen, Mr. Varadan was a brand manager at Procter and Gamble Company.

Mr. Vardan added, “I am excited about joining the Pulmatrix Board at such an exciting time in the Company’s evolution as they expand to non-respiratory indications. I look forward to contributing to Pulmatrix’s mission to advance and commercialize their differentiated iSPERSE pipeline, collaborating with management and fellow Board members.”

About Pulmatrix

Pulmatrix is a clinical stage biopharmaceutical company developing innovative inhaled therapies to address serious pulmonary and non-pulmonary disease using its patented iSPERSE™ technology. The Company’s proprietary product pipeline includes treatments for serious lung diseases such as allergic bronchopulmonary aspergillosis (“ABPA”), COPD, and neurologic disorders such as acute migraine. Pulmatrix’s product candidates are based on iSPERSE™, its proprietary engineered dry powder delivery platform, which seeks to improve therapeutic delivery to the lungs by maximizing local concentrations and reducing systemic side effects to improve patient outcomes.

FORWARD-LOOKING STATEMENTS

Certain statements in this press release that are forward-looking and not statements of historical fact are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements of historical fact, and may be identified by words such as “anticipates,” “assumes,” “believes,” “can,” “could,” “estimates,” “expects,” “forecasts,” “guides,” “intends,” “is confident that”, “may,” “plans,” “seeks,” “projects,” “targets,” and “would,” and their opposites and similar expressions are intended to identify forward-looking statements. Such forward-looking statements are based on the beliefs of management as well as assumptions made by and information currently available to management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including, but not limited to, the impact of the novel coronavirus (COVID-19) on the Company’s ongoing and planned clinical trials; the geographic, social and economic impact of COVID-19 on the Company’s ability to conduct its business and raise capital in the future when needed; delays in planned clinical trials; the ability to establish that potential products are efficacious or safe in preclinical or clinical trials; the ability to establish or maintain collaborations on the development of therapeutic candidates; the ability to obtain appropriate or necessary governmental approvals to market potential products; the ability to obtain future funding for developmental products and working capital and to obtain such funding on commercially reasonable terms; the Company’s ability to manufacture product candidates on a commercial scale or in collaborations with third parties; changes in the size and nature of competitors; the ability to retain key executives and scientists; the ability to secure and enforce legal rights related to the Company’s products, including patent protection; and the outcome of the Company’s dispute with Cipla regarding the continued development of Pulmazole. A discussion of these and other factors, including risks and uncertainties with respect to the Company, is set forth in the Company’s filings with the SEC, including its most recent annual report on Form 10-K, as amended, as may be supplemented or amended by the Company’s Quarterly Reports on Form 10-Q. The Company disclaims any intention or obligation to revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Investor Contact

Timothy McCarthy, CFA

212.915.2564